UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2014

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
KLA-Tencor Corporation (the “Company”) held its fiscal year 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) on November 5, 2014. Of the 164,853,761 shares of the Company’s common stock outstanding as of September 16, 2014 (the record date), 142,310,118 shares, or 86.33%, were present or represented by proxy at the 2014 Annual Meeting. Three proposals were considered at the 2014 Annual Meeting.
Proposal One. At the 2014 Annual Meeting, the stockholders elected the eight candidates nominated by the Company’s Board of Directors to serve as directors for one-year terms, each until his or her successor is duly elected. The table below presents the results of the election:

Name	For	Withheld	Broker Non-Votes
Edward W. Barnholt	129,641,809	887,630	11,780,679
Robert M. Calderoni	130,232,291	297,148	11,780,679
John T. Dickson	130,233,003	296,436	11,780,679
Emiko Higashi	130,245,570	283,869	11,780,679
Kevin J. Kennedy	130,228,867	300,572	11,780,679
Gary B. Moore	130,245,135	284,304	11,780,679
Robert A. Rango	130,244,031	285,408	11,780,679
Richard P. Wallace	130,239,140	290,299	11,780,679
Proposal Two. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
141,505,461	595,867	208,790	0
Proposal Three. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
129,049,134	1,226,667	253,638	11,780,679

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: November 5, 2014	By:	/s/ BRIAN M. MARTIN
	Name:	Brian M. Martin
	Title:	Executive Vice President and General Counsel